Exhibit 99.1

MR A SAMPLE
DESIGNATION (IF ANY)
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Special Meeting Admission Ticket
Special Meeting of AT&T Inc. Stockholders
July 21, 2006, 3:00 p.m. Central Time
Charline McCombs Empire Theatre
226 North St. Mary’s Street
San Antonio, Texas 78205
Upon arrival, please present this admission
ticket and photo identification.

SEE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.

☐	Please mark this box with an X if your address has changed and print the new address below.

MR A SAMPLE (THIS AREA IS SET UP TO
ACCOMMODATE 140 CHARACTERS)

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C 1234567890                    J N T

A Proposal
The Board of Directors recommends a vote FOR Item 1

	For	Against	Abstain
1.	Approve issuance of AT&T common shares required to be issued pursuant to the merger agreement, dated as of March 4, 2006, by
and among BellSouth Corporation, AT&T Inc. and ABC Consolidation Corp., as it may be amended.	☐	☐	☐

B Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

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AT&T Inc. Special Meeting of Stockholders	Admission Ticket

July 21, 2006
Charline McCombs Empire Theatre
226 North St. Mary’s Street
San Antonio, Texas 78205
Doors open at 2:00 p.m. CT
Meeting begins at 3:00 p.m. CT

Telephone and Internet Voting Instructions
Instead of mailing your proxy, you can vote by telephone OR Internet. Available 24 hours a day 7 days a week.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
THANK YOU FOR VOTING!

PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.
This proxy is solicited on behalf of the Board of Directors for the Special Meeting at 3:00 p.m. on July 21, 2006.
The undersigned hereby appoints Edward E. Whitacre, Jr. and Richard G. Lindner, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Special Meeting of Stockholders to be held at the Charline McCombs Empire Theatre, at 3:00 p.m., on July 21, 2006, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting.
If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares (except for shares held in the employee benefit plans noted below) in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.
The Board of Directors recommends a vote FOR the proposal to authorize the issuance of AT&T common shares required to be issued pursuant to the merger agreement (Item 1), which is listed on the reverse side of this card. This proposal is described in the joint proxy statement/prospectus. The Board of Directors knows of no other matters that are to be presented at the meeting.
Please sign on the reverse side of this card and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the Internet.
This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the plan administrator or trustee for any shares held on your behalf under any of the following employee benefit plans: the AT&T Savings Plan, the AT&T Savings and Security Plan, the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan, the AT&T PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, the Tax Reduction Act Stock Ownership Plan sponsored by The Southern New England Telephone Company, the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, the AT&T Employee Stock Ownership Plan, and the Cingular Wireless 401(k) Savings Plan. Shares in each of the foregoing employee benefit plans (except the Old Heritage plan) for which voting instructions are not received, subject to the trustees’ fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. For shares held in the Old Heritage plan, the trustee has discretionary authority to vote the shares for which no voting instructions are received. Similarly, the proxy card or telephone or Internet proxy will constitute voting instructions to the plan administrator for any shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan).
(Please mark your proxy and sign on the reverse side.)